SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

            American Home Products Corporation
...........................................................
       (Name of Registrant as Specified In Its Charter)

.........................................................
        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed in table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)   Title of each class of securities to which transaction applies:

................................................................
   2)   Aggregate number of securities to which transaction applies:

.................................................................
   3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 1/:

................................................................
   4)   Proposed maximum aggregate value of transaction:

................................................................

1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date on its filing.

   1)   Amount Previously Paid:

.................................................................
   2)   Form, Schedule or Registration Statement No:

...............................................................
   3)   Filing Party:

................................................................
   4)   Date Filed:

...............................................................

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     The Annual Meeting of the Stockholders of AMERICAN HOME
PRODUCTS CORPORATION will be held at the Ballroom of the Short Hills Hilton Hotel, 41 J.F.K. Parkway, Short Hills, New Jersey on Wednesday, April 20, 1994 at 9:30 a.m., local time, for the following purposes:

          1. to elect a Board of twelve directors;

        2. to consider and act upon the ratification of the appointment of Arthur Andersen & Co. as the Corporation's principal independent public accountants for 1994;

        3. to consider and act upon the approval of the 1993 Stock Incentive
           Plan;

        4. to consider and act upon the approval of the 1994 Restricted Stock Plan for Non-Employee Directors; and

        5. to act upon such other matters which may properly come before the meeting.

     Under the provisions of the By-Laws, the Board of Directors has fixed the close of business on March 11, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors

                                           CAROL G. EMERLING
                                           Secretary

March 17, 1994
                             YOUR VOTE IS IMPORTANT
           IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE DATE, SIGN
                AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                            ------------------------

                                PROXY STATEMENT

     Your proxy in the form enclosed is solicited by the Board of Directors and Management of American Home Products Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders to be held on April 20, 1994 and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. Stockholders may have their votes kept secret until after the Annual Meeting by so indicating in the designated place on the proxy card. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and Management which are FOR the election of the directors named in the Proxy Statement, FOR ratification of the appointment of Arthur Andersen & Co. as the Corporation's principal independent public accountants for 1994, FOR approval of the 1993 Stock Incentive Plan and FOR approval of the 1994 Restricted Stock Plan for Non-Employee Directors. The proxy may be revoked by you at any time before it is voted at the meeting.

     This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about March 17, 1994.

     If a stockholder participates in the Corporation's Master Investment Plan, a proxy to vote shares registered in his or her own name will serve as instructions on how to vote shares held in custody for the stockholder pursuant to the Plan. No further action from the stockholder is required to vote the shares in the Master Investment Plan. Accordingly, as Transfer Agent for shares of the Corporation's Common Stock, Chemical Bank will cause shares held in the name of its nominee for the account of stockholders participating in the Master Investment Plan to be voted in the same way as such stockholders vote shares registered in their names. If the stockholder does not send a proxy to vote the shares registered in his or her own name, the shares held for his or her account in the Master Investment Plan will not be voted.

     Stockholders of record at the close of business on March 11, 1994 are entitled to notice of and to vote at the meeting. On March 1, 1994, there were outstanding and entitled to vote 310,035,743 shares of Common Stock (each of which is entitled to one vote) and 39,657 shares of $2 Convertible Preferred Stock (each of which is entitled to nine votes). A plurality of the votes cast by the holders of Common Stock and $2 Convertible Preferred Stock, voting as a single class, is required for election of directors and a majority of the votes cast by such holders, voting as a single class, is required for ratification of the appointment of the principal independent public accountants, for approval of the 1993 Stock Incentive Plan and for approval of the 1994 Restricted Stock Plan for Non-Employee Directors. The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, in the case of the election of directors and the ratification of the appointment of independent public accountants and other matters that may come before the meeting, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. However, an abstention with respect to the 1993 Stock Incentive Plan and the 1994 Restricted Stock Plan for Non-Employee Directors will, pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), be counted as a "No" vote on these matters. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote on matters at the Annual Meeting.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     Twelve directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following twelve nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. All of the nominees are now members of the Board of Directors and all except Mr. Alexander were elected by the stockholders at the last Annual Meeting. Management has no reason to believe that any of the nominees will not serve. In the event that any nominee should not be available, and if the Board has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                  YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS,
                                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,
         NAME OF NOMINEE                      OTHER DIRECTORSHIPS
- - -------------------------------------------------------------------------------
                                 Director since 1993; age 60; President of
                                 Alexander & Associates, Inc. (consulting firm
                                 specializing in Workforce Inclusiveness);
                                 Director, Dreyfus General Family of Funds,
                                 Dreyfus Third Century Fund, Dreyfus Premier
          [Photograph]           Family of Funds, Dun and Bradstreet
                                 Corporation, Equitable Resources, Inc., MCI
                                 Communications Corporation and Mutual of
                                 America Life Insurance Company; member of the
                                 Corporate Issues and Nominating Committees
   Clifford L. Alexander, Jr.

                                 Director since 1988; age 61; President and
                                 Chief Executive Officer of The Hearst
                                 Corporation (owns and operates communications
          [Photograph]           media); Director, Chemical Banking
                                 Corporation; Chairman of the Audit Committee and member of the Compensation and Benefits and Nominating Committees
Frank A. Bennack, Jr.

                                  YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS,
                                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,
         NAME OF NOMINEE                      OTHER DIRECTORSHIPS
- - -------------------------------------------------------------------------------
                                 Director since 1974; age 75; Educational
        [Photograph]             Consultant; President-Emeritus of Lafayette
                                 College since August 1978; member of the Audit
                                 and Nominating Committees
K. Roald Bergethon

                                 Director since 1990; age 55; Executive Vice
        [Photograph]             President of the Corporation since 1987;
                                 member of the Finance, Operations and
                                 Retirement Committees of the Corporation
Robert G. Blount

                                 Director since 1970; age 77; retired November
                                 1988; former Chairman of the Board and Chief
        [Photograph]             Executive Officer of the Corporation (from
                                 1981 to 1986); member of the Executive,
                                 Compensation and Benefits
John W. Culligan

                                  YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS,
                                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,
         NAME OF NOMINEE                      OTHER DIRECTORSHIPS
- - -------------------------------------------------------------------------------
                                 Director since 1975; age 70; National Chair,
                                 Population Action International; Director,
        [Photograph]             International Flavors and Fragrances, Inc. and
                                 Rockwell International Corporation; member of
                                 the Corporate Issues and Nominating Committees
Robin Chandler Duke

                                 Director since 1987; age 57; Dean, Fordham
                                 University School of Law since 1982; Director,
                                 Sentinel Group Funds, Inc. and Sentinel
        [Photograph]             Pennsylvania Tax Free Trust; Chairman of the
                                 Compensation and Benefits Committee and member
John D. Feerick                  of the Nominating Committee

                                 Director since 1978; age 74; former Chairman
                                 and Chief Executive Officer, International
                                 Paper Company; Director, Cambrex Corp.,
        [Photograph]             Oncogene Science, Inc., and Director Emeritus
                                 of Salomon Brothers Capital Fund, Inc.,
                                 Salomon Brothers Fund, Inc. and Salomon
Edwin A. Gee                     Brothers Investors Fund, Inc.; Chairman of the
                                 Corporate Issues Committee and member of the Compensation and Benefits and Nominating
                                 Committees

                                  YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS,
                                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,
         NAME OF NOMINEE                      OTHER DIRECTORSHIPS
- - -------------------------------------------------------------------------------
                                 Director since 1969; age 75;
                                 Director/Consultant; retired Chairman and
        [Photograph]             Chief Executive Officer, RCA Corporation;
                                 former Director, New York Stock Exchange and
                                 Manufacturers Hanover Corporation; member of
                                 the Corporate Issues and Nominating
Robert W. Sarnoff                Committees

                                 Director since 1980; age 56; Chairman of the
                                 Board, President and Chief Executive Officer
        [Photograph]             of the Corporation since 1986 (except for
                                 period between May 1990 and January 31, 1994
                                 when he did not have additional title of
                                 President); Director, AlliedSignal Inc.,
                                 Chemical Banking Corporation, Metropolitan
                                 Life Insurance Company and NYNEX Corporation;
                                 Chairman of the Executive and Nominating
                                 Committees of the Board and Chairman of the
                                 Finance, Operations and Retirement Committees
John R. Stafford                 of the Corporation

                                 Director since 1982; age 54; Chairman, Torell
                                 Management Inc. (financial advisory company);
                                 Chairman, Fortune Bancorp (savings and loan
                                 holding company); former Chairman of the
        [Photograph]             Board, President and Chief Executive Officer
                                 of CalFed Inc.; former President,
                                 Manufacturers Hanover Corporation and
                                 Manufacturers Hanover Trust Company;
                                 Director, Volt Information Sciences, Inc.,
                                 and various investment companies for which
                                 PaineWebber, Inc. or Mitchell Hutchins, Inc.
                                 serves as investment advisor; member of the
John R. Torell III               Audit and Nominating Committees

                                  YEAR EACH BECAME A DIRECTOR, AGE, POSITIONS,
                                   PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE,
         NAME OF NOMINEE                      OTHER DIRECTORSHIPS
- - -------------------------------------------------------------------------------
                                 Director since 1981; age 61; President, Chief
                                 Executive Officer and member of the Board, Wm.
         [Photograph]            Wrigley Jr. Company (international
                                 manufacturer of chewing gum products);
                                 Director, Boulevard Bancorp, Inc. and
                                 Texaco, Inc.; member of the Corporate Issues
William Wrigley                  and Nominating Committees

COMMITTEES

     The Board of Directors has, as standing committees, an Audit Committee, a Compensation and Benefits Committee, a Nominating Committee and a Corporate Issues Committee. Each such committee consists solely of non-employee members of the Board except for the Nominating Committee, of which Mr. Stafford is Chairman.

     The Audit Committee, whose current members are Mr. Bennack, Chairman, and Messrs. Bergethon, Laporte (who is not standing for re-election as a director) and Torell, held two meetings in 1993. This Committee recommends the firm of independent public accountants engaged each year as the Corporation's principal independent public accountants, subject to the approval of the Board of Directors and ratification by the stockholders, and undertakes such reviews of the Corporation's financial affairs as the Committee deems appropriate.

     The Compensation and Benefits Committee, whose current members are Dean Feerick, Chairman, and Messrs. Bennack, Culligan and Gee, held four meetings in 1993. This Committee recommends to the Board the salaries of the officers of the Corporation and administers the Corporation's Management Incentive Plan, Stock Incentive and Stock Option Plans and other benefit plans.

     The Nominating Committee, whose membership is composed of all of the non-employee directors and Mr. Stafford as its Chairman, held one meeting in 1993. This Committee recommends the director-nominees contained in the proxy statement, considers candidates for director vacancies and such other management matters as may be presented to them by the Chairman.

     The Corporate Issues Committee, whose current members are Dr. Gee, Chairman, Mrs. Duke and Messrs. Alexander, Sarnoff and Wrigley, reviews the policies and programs of the Corporation and makes recommendations to the Board as appropriate on public issues that affect the Corporation. It held two meetings in 1993.

     The Board also has an Executive Committee which is authorized, during the intervals between Board meetings, to perform all duties and exercise all powers of the Board except those that are required to be performed or exercised by the Board acting as a whole. Its current members are Mr. Stafford, Chairman, and Messrs. Culligan and Laporte. It did not meet in 1993.

DIRECTORS FEES; ATTENDANCE

     Mr. Stafford, Dr. Canavan (who retired as President and a director of the Corporation on January 31, 1994), and Mr. Blount were employees of the Corporation for all of 1993 and therefore received no remuneration for serving on the Board of Directors. The other directors received an annual retainer of $35,500, a fee of $8,000 for Committee service and a meeting fee of $950 for each Board or Committee meeting attended in 1993. The Chairman of a Committee received an additional fee of $3,000. There were 10 Board meetings in 1993. The total fees paid in 1993 to the eleven non-employee directors were $595,700.

     In addition, subject to stockholder approval, each director who is not an employee or former employee of the Corporation will be entitled to receive an initial grant of 200 shares of restricted stock and subsequent grants up to a total of 1,000 shares of restricted stock over a period of five years subject to the terms and conditions of the 1994 Restricted Stock Plan for Non-Employee Directors. See Item 4, 1994 Restricted Stock Plan for Non-Employee Directors.

     During 1993, each member of the Corporation's Board of Directors attended at least 75% of all meetings of the Board and of each Committee of which such director was a member.

     The Corporation has a cash deferral contract available to all non-employee directors. Pursuant to such arrangement, directors fees otherwise payable in the year earned may be deferred in amounts specified by such directors. In 1993, no director elected to defer compensation.

     The Corporation has a retirement plan for outside directors. For directors with 10 years of Board service who retire at or after 65 years of age, or before age 65 in case of disability, it provides an annual lifetime benefit in the amount of the annual Board retainer in effect for the year for which the payment is made. Directors who retire before age 65 with 10 years of Board service may receive the benefit upon attaining age 65. Directors who were formerly employees are also eligible for this retirement benefit if they have 10 years of Board service, at least five of which were as an outside director. If the director dies before receiving at least five annual benefit payments, a lump sum amount equal to the difference between five annual benefit payments and the amount the director has already received will be paid to the director's beneficiary.

SECURITIES OWNED BY MANAGEMENT

     The table below reflects the numbers of shares of American Home Products Corporation Common Stock beneficially owned as of February 1, 1994 by each director of the Corporation, each named executive listed in the Summary Compensation Table and the number of shares beneficially owned by all directors and officers of the Corporation as a group.

     All directors and named executives disclaim beneficial ownership of shares owned solely by their spouses, held in trust or held by a foundation. No director or officer owns shares of the Corporation's Preferred Stock.

                                                                    EXERCISABLE  PERCENT OF
             NAME OF BENEFICIAL OWNER                COMMON STOCK     OPTIONS       CLASS
- - --------------------------------------------------  --------------  -----------  -----------
DIRECTORS
Clifford L. Alexander, Jr.........................           400                          *
Frank A. Bennack, Jr..............................         3,100                          *
K. Roald Bergethon................................         1,427                          *
Robert G. Blount..................................        12,275(1)     95,000            *
John W. Culligan..................................       120,000                          *
Robin Chandler Duke...............................        10,000                          *
John D. Feerick...................................           200                          *
Edwin A. Gee......................................         4,000(2)                       *
William F. Laporte................................       280,535(3)                       *
Robert W. Sarnoff.................................         2,300(4)                       *
John R. Stafford..................................       126,897(5)    330,000            *
John R. Torell III................................         1,174                          *
William Wrigley...................................        24,654(6)                       *
NAMED EXECUTIVES
Bernard Canavan, M.D..............................        43,624       118,400            *
Fred Hassan.......................................         4,041(7)     64,100            *
Stanley F. Barshay................................        16,862(8)     90,000            *
All officers and directors as a group (20 persons,
not including Dr. Canavan)........................       683,540       871,580          0.5%

- - ---------------
 *   Less than one percent (1%); includes exercisable options.

(1)  Includes 500 shares owned by Mrs. Blount.

(2)  Includes 2,000 shares owned by Mrs. Gee.

(3)  Includes 220 shares owned by Mrs. Laporte.

(4)  Includes 300 shares owned by Mrs. Sarnoff.

(5)  Includes 9,000 shares owned by Mrs. Stafford.

(6) Includes 10,800 shares held in joint tenancy with Mrs. Wrigley, 2,972 shares owned by a trust of which Mr. Wrigley is co-trustee, along with Mrs. Wrigley, for the benefit of Mrs. Wrigley, 2,512 shares owned by three trusts of which Mrs. Wrigley is co-trustee, 2,000 shares owned by a foundation of which Mrs. Wrigley is an officer and 4,370 shares owned by Mrs. Wrigley.

(7)  Includes 3,966 shares owned by Mrs. Hassan.

(8) Includes 5,576 shares held in joint tenancy with Mrs. Barshay and 200 shares held in custody for a child.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid for the years 1991-1993 to the Corporation's Chairman, President and Chief Executive Officer and four other most highly paid executive officers.

                                                 ANNUAL COMPENSATION
                                   ------------------------------------------------
                                                             FORM OF BONUS PAYMENT     LONG TERM
                                                                      (1)            COMPENSATION
                                                             ----------------------  -------------
                                                                                      SECURITIES
                                                                                      UNDERLYING
                                                   TOTAL                CONTINGENT      OPTIONS         ALL OTHER
NAME AND                             SALARY      BONUS (1)     CASH       SHARES        GRANTED     COMPENSATION (2)
PRINCIPAL POSITION        YEAR         ($)          ($)         ($)         (#)           (#)              ($)
- - ----------------------  ---------  -----------  -----------  ---------  -----------  -------------  -----------------
John R. Stafford             1993    1,085,000    1,085,000    542,500       8,359        135,000          32,550
Chairman of the Board,       1992    1,020,000    1,020,000    510,000       7,372         90,000          30,600
  President                  1991      920,000      920,000                 10,849         90,000          27,600
  and Chief Executive
  Officer(3)
Bernard Canavan              1993      670,000      670,000    335,000       5,161         90,000          33,600
President(3)                 1992      630,000      630,000    315,000       4,553         60,000          37,400
                             1991      570,000      570,000    285,000       3,360         60,000          16,846
Robert G. Blount             1993      530,000      530,000    265,000       4,083         75,000          15,900
Executive Vice               1992      500,000      500,000    250,000       3,614         40,000          15,000
  President                  1991      454,000      454,000    227,000       2,676         40,000          13,620
Fred Hassan                  1993      476,667      476,667    238,334       3,672         40,000          26,800
Senior Vice
  President(4)
Stanley F. Barshay           1993      389,000      389,000    194,500       2,996         30,000          13,565
Senior Vice President        1992      364,000      364,000    182,000       2,631         15,000          10,920
                             1991      339,000      339,000    169,500       1,998         15,000          10,169

- - ---------------
  (1) The total bonus and form of bonus payment in cash and contingent shares under the Corporation's Management Incentive Plan are shown for services rendered in the corresponding year. Under current Committee policy, participants in the Plan who are corporate vice presidents and above, and all U.S. employees with a base salary of $175,000 or more may request that up to 50% of the award for any year be paid as a cash award. All others may request that up to 100% of the award be paid as a cash

                                              (footnotes continued on next page)

                                       11


(footnotes continued from previous page)

      award. The remainder of the award for each year is made as a contingent stock award which may be delivered either in the third year following the year in respect of which the award was granted, or after retirement or termination of employment, except that the Committee authorized the release in 1993 of all contingent stock awards in anticipation of changes in federal income tax laws. Deliveries of contingent stock awards following retirement or termination of employment will generally be made in five approximately equal annual installments.

      Shares of Common Stock which are contingently awarded to an employee are credited to a contingent award account for the employee. No shares of Common Stock are issued or earmarked for the employee's account at the time of award, nor does he or she have any rights of a stockholder with respect to the shares credited to the account before actual issuance and delivery of such shares. The dividends which would have been paid during a calendar year with respect to shares credited to an employee's contingent award account, had the shares then been outstanding, are calculated at the end of each year, and the employee's account is then credited with the largest full number of shares of Common Stock which such an amount of dividends could have purchased at the average closing market price of the Common Stock for the last five business days of the year. Any amounts remaining are carried forward in the employee's account and applied to the calculation of shares for that account at the end of the next year.

      Mr. Barshay's 1993 cash award was deferred at his request until after retirement pursuant to a deferred compensation agreement entered into under a deferred compensation program available to employees earning a specified level of compensation.

  (2) Represents contributions made by the Corporation under its Savings Plan and Supplemental Employee Savings Plan (the Corporation matches up to 50% of the first 6% of compensation contributed by the employee). The amount shown for Dr. Canavan includes $13,500 and for Mr. Hassan includes $12,500 in director's fees paid to them in 1993 by Genetics Institute, Inc. of which the Corporation owns approximately 64% of the outstanding common shares.

  (3) Mr. Stafford was elected to the additional title of President after Dr. Canavan's retirement on January 31, 1994.

  (4) Mr. Hassan was promoted to executive officer of the Corporation on March 1, 1993. Information for 1993 covers his compensation for the full year. Mr. Hassan was not an executive officer of the Corporation in 1991 and 1992; therefore, his compensation for those years is not included in the table.

                              OPTION GRANTS TABLE

     The following table provides information on option grants in 1993 to the named executive officers.

                                                    INDIVIDUAL GRANTS IN 1993
                             -----------------------------------------------------------------------
                              NUMBER OF
                             SECURITIES     % OF TOTAL       EXERCISE
                             UNDERLYING   OPTIONS GRANTED   PRICE PER                   GRANT DATE
                               OPTIONS    TO EMPLOYEES IN   SHARE ($)     EXPIRATION   PRESENT VALUE
     NAME                      GRANTED         1993            (1)           DATE         ($) (2)
- - ---------------------------  -----------  ---------------  ------------  ------------  -------------
John R. Stafford...........     135,000            1.3%        65.1875      June 2003     1,542,694
Bernard Canavan............      90,000            0.8%        65.1875      June 2003     1,028,463
Robert G. Blount...........      75,000            0.7%        65.1875      June 2003       857,052
Fred Hassan................      40,000            0.4%        65.1875      June 2003       457,095
Stanley F. Barshay.........      30,000            0.3%        65.1875      June 2003       342,821

- - ---------------
(1) The exercise price is the mean price on the date of grant. The above options are not exercisable during the first year of their term (except that, for persons retiring, becoming disabled or dying within one year after the date of grant, the options generally become exercisable on the same date as the optionee's retirement, disability or death).

(2) This estimate of value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Corporation's Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following assumptions: volatility of .1725 and dividend yield of 4.11%, both based on the historical five year quarterly average for the underlying Common Stock; risk-free rate of return of 6% based on a ten-year zero coupon bond rate; and time of exercise of 10 years, being the term of option grant. In addition, the model assumed a 3% discount for forfeiture given the fact that the options are not exercisable during the first year of their term.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on option exercises during 1993 by the named executive officers and the number and value of their unexercised options at year-end.

                                    AGGREGATED OPTION EXERCISES IN 1993
                                         AND YEAR-END OPTION VALUES
                                 ------------------------------------------
                                                              NUMBER OF
                                                              SECURITIES          VALUE OF
                                                              UNDERLYING        UNEXERCISED
                                                             UNEXERCISED        IN-THE-MONEY
                                   SHARES                  OPTIONS AT DEC.       OPTIONS AT
                                 ACQUIRED ON     VALUE       31, 1993 (#)    DEC. 31, 1993 ($)
                                  EXERCISE     REALIZED      EXERCISABLE*       EXERCISABLE*
NAME                                 (#)          ($)      UNEXERCISABLE**   UNEXERCISABLE**(1)
- - -------------------------------  -----------  -----------  ----------------  ------------------
John R. Stafford...............   155,000(2)   3,855,390         330,000*          2,638,590*
                                                                 135,000**               -0-**
Bernard Canavan................      --           --             118,400*            226,300*
                                                                  90,000**               -0-**
Robert G. Blount...............    15,000(3)     249,375          95,000*            350,000*
                                                                  75,000**               -0-**
Fred Hassan....................    33,100(4)     572,743          64,100*            168,119*
                                                                  40,000**               -0-**
Stanley F. Barshay.............    20,000(5)     525,349          90,000*          1,137,342*
                                                                  30,000**               -0-**

- - ---------------
(1) The amounts given are based on the closing market price of the Corporation's Common Stock on December 31, 1993 which was $64.75. The closing market price on March 1, 1994 was $59.875.

(2) Represents exercises of options (i) granted in 1986 and covering 5,000 shares at an exercise price of $43.4063 per share and (ii) granted in 1988 and covering 150,000 shares at an exercise price of $35.5938 per share (in each case, market value on date of grant).

(3) The option exercised was granted in 1990 at an exercise price of $51.75 per share (market value on date of grant).

(4) Represents exercises of options (i) granted in 1989 and covering 15,000 shares at an exercise price of $47.2188 per share and (ii) granted in 1990 and covering 18,100 shares at an exercise price of $51.75 per share (in each case, market value on date of grant).

(5) Represents exercises of options (i) granted in 1986 and covering 10,000 shares at an exercise price of $43.4063 per share and (ii) granted in 1988 and covering 10,000 shares at an exercise price of $35.5938 per share (in each case, market value on date of grant).

                               PENSION PLAN TABLE

     The Corporation has two non-contributory defined benefit retirement plans in which the named executives participate. One of these plans is qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a non-qualified Supplemental Executive Retirement Plan ("SERP"). The total combined benefits payable under the Qualified Plan and SERP to the named executives are determined on the basis of a final 10-year average earnings formula.

FINAL 10-YEAR                  YEARS OF SERVICE
   AVERAGE     ------------------------------------------------
  EARNINGS        15          20           25           30*
- - -------------  ---------  -----------  -----------  -----------
$     700,000    210,000      280,000      350,000      420,000
      800,000    240,000      320,000      400,000      480,000
      900,000    270,000      360,000      450,000      540,000
    1,000,000    300,000      400,000      500,000      600,000
    1,100,000    330,000      440,000      550,000      660,000
    1,200,000    360,000      480,000      600,000      720,000
    1,300,000    390,000      520,000      650,000      780,000
    1,400,000    420,000      560,000      700,000      840,000
    1,500,000    450,000      600,000      750,000      900,000
    1,600,000    480,000      640,000      800,000      960,000
    1,700,000    510,000      680,000      850,000    1,020,000
    1,800,000    540,000      720,000      900,000    1,080,000
    1,900,000    570,000      760,000      950,000    1,140,000
    2,000,000    600,000      800,000    1,000,000    1,200,000
    2,100,000    630,000      840,000    1,050,000    1,260,000
    2,200,000    660,000      880,000    1,100,000    1,320,000
    2,300,000    690,000      920,000    1,150,000    1,380,000
    2,400,000    720,000      960,000    1,200,000    1,440,000
    2,500,000    750,000    1,000,000    1,250,000    1,500,000
    2,600,000    780,000    1,040,000    1,300,000    1,560,000
    2,700,000    810,000    1,080,000    1,350,000    1,620,000

- - ---------------
* Plan only recognizes up to 30 years of credited service.

     The compensation covered by the retirement plans for each of the named executives is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table.

     The years of service (in nearest years) as of December 31, 1993 for the named executives are as follows: Mr. Stafford, 24 years; Dr. Canavan, 25 years; Mr. Blount, 19 years; Mr. Hassan, 5 years; and Mr. Barshay, 29 years.

     The table shows the combined annual pension under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 65 and assuming payment as a single life annuity. (No reduction has been made for the Social Security offset.)

                               PERFORMANCE GRAPH

     The following graph shows the value as of December 31, 1993 of a $1,000 investment made on December 31, 1988 in the Corporation's Common Stock, as compared with similar investments based on (i) the value of the S & P 500 Index and (ii) the value of a market-weighted Peer Group Index composed of the common stock of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation, Syntex Corporation, The Upjohn Company and Warner-Lambert Company, in each case on a "total return" basis assuming reinvestment of dividends. The market-weighted Peer Group Index values were calculated from the beginning of each performance period. The stock performance shown below is not necessarily indicative of future performance.


                              [Performance graph]

                          COMPARATIVE VALUES
   YEAR        AHPC COMMON STOCK     S&P 500 INDEX   PEER GROUP INDEX
- - -----------
12/31/88         $    1,000.00       $    1,000.00     $    1,000.00
12/31/89         $    1,344.38       $    1,316.50     $    1,393.72
12/31/90         $    1,373.09       $    1,275.75     $    1,647.53
12/31/91         $    2,287.67       $    1,662.66     $    2,578.70
12/31/92         $    1,894.83       $    1,789.14     $    2,204.45
12/31/93         $    1,900.18       $    1,968.96     $    2,091.99

                           REPORT OF THE COMPENSATION
                         AND BENEFITS COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Corporation's compensation policies applicable to its executive officers are administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors. All members of the Committee are non-employee directors. These policies are designed to enhance the overall strength and financial performance of the Corporation by aligning the financial interests of the Corporation's executive officers with those of its stockholders.

     The three primary components of executive compensation are base salary, awards under the Corporation's Management Incentive Plan and stock option grants. The Committee recommends to the Board of Directors the salaries of the executive officers and administers the Management Incentive Plan and the Stock Option and Stock Incentive Plans under which employee stock options are granted. All components of executive compensation are reviewed for competitiveness in relation to a group of companies in the pharmaceutical and consumer products industries by an independent consulting firm specializing in executive compensation.

BASE SALARY

     Base salaries for 1993 reported in this Proxy Statement were recommended by the Committee and approved by the Board of Directors in November 1992. At that time, the Committee considered the financial performance of the Corporation as a whole and its individual business units and the contribution of each of the executive officers. In addition, the Committee reviewed salaries recommended by Mr. John R. Stafford for executive officers other than himself. The Committee then determined the salary recommendation for Mr. Stafford, out of his presence. The Committee also reviewed the results of a survey of compensation information for major pharmaceutical and consumer products companies (the "Competitive Companies") compiled by the independent compensation consulting firm. This survey and similar surveys used by the Committee in connection with other elements of executive compensation (collectively, the "Competitive Surveys") each includes information for all of the companies comprising the peer group index appearing on the Performance Graph in this Proxy Statement. The Competitive Survey indicated that the salary levels corresponded to the median of such competitive data when compared to positions of comparable scope and responsibility.

MANAGEMENT INCENTIVE PLAN AWARDS

     The stockholder-approved Management Incentive Plan is designed to provide current and deferred incentive compensation to selected key employees who contribute in a substantial degree to the success of the Corporation, thus affording to them a means of participating in that success and an incentive to contribute further to that success.

     The Committee determines the awards to be made under the Plan to executive officers, including Mr. Stafford, and determines and recommends to the Board the award fund. The award fund under the Plan may not exceed 12% of the excess of net income (as defined in the Plan) for any year over the greater of either 12% of average net capital (as defined in the Plan) or an amount equal to $.75 multiplied by the average number of shares of Common Stock outstanding for the year, assuming full conversion of the Corporation's Preferred Stock.

     Plan participants, including executive officers, are eligible to receive an award of up to 100% of salary. Under current Committee policy, at least 50% of each award to executive officers who are corporate vice presidents and above is made in the form of a contingent stock award to be delivered in shares of the Corporation's Common Stock either in the third year following the year in respect of which the award was granted or after termination or retirement at the election of each participant or as the Committee otherwise determines. The value of each deferred contingent stock award together with its associated dividend equivalent rights is tied to future performance because it will rise and fall with the market price for the Corporation's Common Stock and will reflect the payment of dividends during the deferral period. Accordingly, an important component of executive compensation is weighted to current and deferred "bonus awards" based on the Corporation's financial performance.

     In determining amounts to be awarded to executive officers under the Plan, the Committee takes into account a number of factors, including the performance-related factors described below under "Relationship of Corporate Performance to Executive Compensation", as well as individual performance and achievement. The awards for 1993 were granted by the Committee in January 1994. In addition, the Committee considered the amounts of previous awards in deciding upon the awards for 1993. The Committee also reviewed a Competitive Survey which indicated that, overall, the Management Incentive Plan awards together with base salaries corresponded to the median of the competitive data.

STOCK OPTION AND INCENTIVE PLANS GRANTS

     In contrast to salary and the cash portion of Management Incentive Plan awards, the value to each executive officer of the stock option grants is tied directly to stock price performance.

     The Committee grants options under the stockholder-approved option plans with an exercise price equal to the market price on the date of grant. If there is no appreciation in the market price for the Corporation's Common Stock, the options are valueless.

     Grants are made to executive officers based on salary, responsibility and performance of the individual officer. Grants are made to executive officers on an annual basis, thereby tying option-based compensation to stock price performance over the long term. Grants are not exercisable for one year following the date of grant except in cases of the death, retirement, or disability of the optionee. The grants for the named executives were made by the Committee in June 1993 at the market price on the date of grant of $65.1875. The Committee considered the amounts of options previously granted in deciding to grant additional options. The Committee also reviewed a Competitive Survey which indicated that the grants were basically conservative, generally falling at or below the median of Competitive Companies.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     While all of the Corporation's executive officer compensation is related to corporate performance, the awards under the Management Incentive Plan are most closely tied to corporate performance. The maximum aggregate amount of the award fund is based on corporate performance in the manner described under "Management Incentive Plan Awards", above. In determining the amounts that were awarded to the CEO and executive officers generally, the Committee viewed as significant the financial results achieved in the face of a very difficult worldwide economic and political climate for business in general and for the pharmaceutical industry in particular.

     Among the important factors considered were the record sales achieved in 1993, with net sales increasing 5% over 1992 despite a reduction of two percentage points attributable to unfavorable exchange rates. Net income for 1993, excluding the prior year impact of accounting changes and a special charge, increased 7%.

     These results were achieved with a 20% increase in worldwide research and development expenditures. The strategic objectives achieved in 1993 were also considered to be of importance. These included three New Drug Approvals in the U.S. and a number of strategic moves in the pharmaceutical industry during the year, as well as acquisitions and other enhancements of the Corporation's businesses.

     With respect to Mr. Stafford, it was the Committee's view that his leadership was instrumental in the planning and execution of the programs and policies that resulted in the favorable outcome of the factors considered above. The Committee also viewed favorably his leadership activities in the pharmaceutical industry as a whole.

     Base salaries for 1993 were established by the Committee prior to the beginning of the year. Although then current year-to-date corporate performance is taken into account by the Committee in adjusting the base salary levels of executive officers including the Chairman, President and Chief Executive Officer, the determination of base salaries is weighted more heavily toward individual performance and the need to set salaries within a competitive range in order to attract and retain highly qualified executive personnel.

     In contrast to base salary and the cash portion of Management Incentive Plan awards, the value to each officer of the stock option grants (as well as the value of the Contingent Stock portion of the Management Incentive Plan Award subsequent to its having been awarded) is tied directly to stock price performance. If there is no appreciation in the market price for the Corporation's Common Stock, the options are valueless. Similarly, a decreased stock price causes the Contingent Stock award to decrease in value from the date of the Award.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code, applicable for 1994 and thereafter, generally disallows a tax deduction to public companies for compensation over one million dollars paid to the corporation's Chief Executive Officer and to the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. With respect to Section 162(m), a Special Committee of the Board of Directors was established including all of the members of the Compensation and Benefits Committee other than any former officer or employee of the Corporation or its subsidiaries. The Special Committee, for purposes of Section 162(m), approves the setting of performance goals under any incentive compensation or bonus plan, certifies, when appropriate, that such goals have been attained and approves, when appropriate, the granting of stock options, and has done so in connection with 1993 compensation. The Corporation anticipates that all compensation to be paid in 1994 will be deductible under
Section 162(m) because the performance-based compensation is structured in a manner believed to comply with the statute.

                                           COMPENSATION AND BENEFITS COMMITTEE

                                           John D. Feerick, Chairman
                                           Frank A. Bennack, Jr.
                                           John W. Culligan
                                           Edwin A. Gee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In October 1992, the Securities and Exchange Commission adopted new rules regarding disclosure of executive compensation. These rules require proxy statement disclosure of specified information regarding certain relationships of members of the Corporation's Board of Directors with the Corporation or certain other entities. None of the members of the Corporation's Board of Directors has a relationship requiring such disclosure except that Mr. John W. Culligan, who is a member of the Compensation and Benefits Committee, served as Chairman of the Board and Chief Executive Officer of the Corporation from 1981 to 1986.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Corporation's executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Corporation.

     Based solely on review of the copies of such reports furnished to the Corporation to date, or written representations that no reports were required, the Corporation believes that during 1993 all filing requirements applicable to its officers and directors (there are no 10% holders) were complied with, except that the latest Form 5 filed by Mr. William Wrigley, director, reported on three late transactions involving distributions pursuant to trusts of which his wife was a co-trustee for the benefit of her family members. Filing of this information was delayed as a result of either no notification or late notification of the transactions by the custodian of the assets of the trusts.

                                    ITEM 2.
            APPOINTMENT OF PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Arthur Andersen & Co. as the Corporation's principal independent public accountants for the year 1994. This firm served in such capacity in 1993 and previously. A representative of Arthur Andersen & Co. will be present at the Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE CORPORATION'S PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS FOR 1994.

                            ------------------------

                                    ITEM 3.
                           1993 STOCK INCENTIVE PLAN

     Previous stock option plans were designed to attract and retain persons of exceptional performance to the Corporation, as well as to insure additional incentive for persons who can contribute significantly to the success of the business.

     In the belief that the plans adopted earlier accomplished their objectives and that the Corporation should be in a position to continue to provide incentives to officers and other employees to contribute to the future success and prosperity of the Corporation, the Board of Directors, on June 24, 1993, unanimously adopted the 1993 Stock Incentive Plan and amended it on November 18, 1993 and February 24, 1994, subject to approval by the stockholders (as amended, the "1993 Plan"). The following is a brief summary of the provisions of the 1993 Plan and certain actions taken by the Compensation and Benefits Committee (the "Committee") under the 1993 Plan and other plans. For the full text containing all terms and conditions, see Exhibit I.

     The 1993 Plan would be administered by the Committee composed of non-employee members of the Board of Directors of the Corporation, each of whom is a "disinterested person" under Rule 16b-3 of the Exchange Act. The Committee may, from time to time, select and grant options and Stock Appreciation Rights ("SAR's") to executive officers (whether or not directors) (currently 9 officers) and approximately 12,000 other employees of the Corporation and its subsidiaries ("optionees") and award restricted stock to any officers (whether or not directors) and any other "key" employees of the Corporation and its subsidiaries and shall determine the number of shares subject to each option or award or for which SAR's may be exercised. The 1993 Plan provides for the granting of incentive stock options and nonqualified stock options with up to ten-year terms as determined by the Committee. The Committee, in its discretion, may grant SAR's in tandem with these options. The option price per share shall not be less than the market price of the Corporation's Common Stock on the date the option is granted. The Committee may also, in its discretion, grant SAR's to certain optionees in tandem with previously granted options at the price of the underlying options. The 1993 Plan also gives the Committee the discretion to make awards of shares of the Corporation's Common Stock or units representing shares of stock which may be subject to restrictions such as performance standards, periods of service or other restrictions.

     The maximum number of shares of Common Stock that can be issued under the 1993 Plan is 14 million, including two million shares that may be subject to restricted stock awards. The total number of shares which can be sold or awarded under the 1993 Plan to any optionee, including shares for which SAR's may be exercised, shall not exceed 10% of such number. No options can be granted under the 1993 Plan after June 23, 2003.

     Except as otherwise provided in the 1993 Plan, an option cannot be exercised for one year from the date of the grant or such longer period as the Committee may determine (the "Holding Period"). The Committee may set different Holding Periods for options covered by the same grant to an optionee. After expiration of the Holding Period, the optionee may exercise the option at any time provided that the optionee has been in continuous employment with the Corporation for at least two years. There is a three year period after termination of employment due to retirement, disability or death during which the options can be exercised unless an earlier option termination date is specified in the option agreement. Shares with respect to which options are not exercised prior to termination or which are cancelled will be available for options granted thereafter.

     The full option price, either in cash, Common Stock of the Corporation, or a combination of cash and Common Stock, or in any other form of consideration approved by the Committee, would be required to be paid upon exercise of an option. Officers and directors of the Corporation subject to Section 16(b) of the Exchange Act would be permitted to exercise SAR's only during certain ten day "window periods" outlined in the 1993 Plan.

     The 1993 Plan would also contain the non-competition and "employment at will" provisions contained in the Corporation's other stock option plans.

     The aggregate fair market value of the Corporation's Common Stock, determined at the time of grant in accordance with the provisions of Section 5(b) of the 1993 Plan, with respect to which incentive stock options granted under this or any other plan of the Corporation are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000, or such other amount as may be permitted under the Internal Revenue Code of 1986, as amended (the "Code"). All such options granted in excess of the $100,000 limit will be non-qualified stock options.

     Options granted under the 1993 Plan may be either incentive stock options, as defined in Section 422(b) of the Code, or options which do not meet the requirements of this Section. These are referred to in the 1993 Plan as non-qualified stock options. All section references to the Code in the 1993 Plan are intended to include any amendments or substitutions therefor in such Code subsequent to the adoption of the 1993 Plan.

     An optionee will not be subject to Federal income tax upon the grant of an option under the Plan. Upon exercise of a nonqualified stock option, the optionee must generally recognize ordinary income in the amount of the "option spread" (the difference between the fair market value of the option shares and the exercise price) at the date of exercise. Upon exercise of an incentive stock option, the optionee generally will not have to recognize any taxable income (except that the alternative minimum tax may apply). Instead, the optionee will be subject to taxation only upon the disposition of the shares acquired upon exercise of the incentive stock option. If the optionee disposes of the incentive stock option more than two years after the date of grant of the incentive stock option and more than one year after exercise, he or she will realize a capital gain (or loss) based on the difference between the sale price of the shares and the exercise price of the option (or his or her basis in the shares if it is not equal to the exercise price). Otherwise, the optionee will realize ordinary income equal to the excess of the fair market value of such shares on the date of exercise or the amount realized on the sale (whichever is less) over the option price and any amount realized by the optionee over the fair market value of the shares on the date of exercise will constitute capital gain to the optionee.

     In any transaction relating to an option on which the optionee must recognize ordinary income, the Corporation will be entitled to a tax deduction equal to the amount of such income. To the extent that the optionee realizes a capital gain or loss (including upon the sale of incentive stock option shares held for the applicable holding periods), the Corporation will not be entitled to any tax deduction. To enable the optionees to satisfy tax obligations relating to non-qualified stock options, in lieu of cash payment the Committee may provide that optionees can elect to have the Corporation withhold from an option exercise, or separately surrender, shares of common stock to satisfy tax withholding obligations or other tax obligations relating to the option.

     The total benefits allocable under the 1993 Plan are not at present determinable. However, as shown in the table below, options were granted under the 1993 Plan on June 24, 1993 to 287 officers and other key employees, subject to stockholder approval at the Annual Meeting. In addition, on that same date, options were granted under the 1990 Stock Incentive Plan to approximately 11,600 other employees.

     The following table sets forth the options granted under the 1993 Plan (subject to stockholder approval) to: (a) the Corporation's Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers, (b) all executive officers as a group (includes the 9 current executive officers, not including Dr. Canavan), and (c) all other employees of the Corporation as a group.

                               NEW PLAN BENEFITS

                                                                1993 STOCK INCENTIVE PLAN
                                                             --------------------------------
                                                                                    NUMBER
                     NAME AND POSITION                        DOLLAR VALUE ($)     OF UNITS
- - -----------------------------------------------------------  -------------------  -----------
John R. Stafford
  Chairman of the Board, President
  and Chief Executive Officer..............................              **           135,000
Bernard Canavan*
  President................................................              **            90,000
Robert G. Blount
  Executive Vice President.................................              **            75,000
Fred Hassan
  Senior Vice President....................................              **            40,000
Stanley F. Barshay
  Senior Vice President....................................              **            30,000
Executive Group
  (not including Dr. Canavan)..............................              **           385,000
Non-Executive Officer
  Employee Group...........................................              **         1,296,900

- - ---------------
 * Dr. Canavan retired on January 31, 1994.

** Shares were granted at an option price of $65.1875 and are currently not exercisable under the option agreements with the optionees. Thus the dollar value of the options cannot be determined. The market value of the Corporation's Common Stock as of March 1, 1994 was $59.875.

     The proposal to adopt the 1993 Plan requires the concurrence of a majority of the votes cast by the holders of Common Stock and $2 Convertible Preferred Stock, voting as a single class. However, under Rule 16b-3 of the Exchange Act, abstentions will be counted as votes cast against the proposal for the purposes of tabulating the votes on this item. Broker non-votes will have no effect.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE 1993 STOCK INCENTIVE PLAN.

                            ------------------------

                                    ITEM 4.
             1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

     On February 24, 1994, the Board of Directors adopted, subject to stockholder approval, the Corporation's 1994 Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). The purpose of the Restricted Stock Plan is to attract and retain qualified persons who are not employees or former employees of the Corporation or its subsidiaries for service as members of the Board of Directors and to encourage ownership in the Corporation by such directors by granting shares of Common Stock subject to the restrictions described below ("Restricted Stock"). Corporations generally are finding it increasingly difficult to attract and retain directors with outstanding qualifications and many corporations have adopted various types of equity-based compensation plans designed to accomplish these goals, including plans providing for grants of restricted stock to non-employee directors.

     Accordingly, the Board of Directors has adopted the Restricted Stock Plan under which a total of 1,000 shares of Restricted Stock may be granted to each non-employee director. However, no director will receive Common Stock (except in certain cases of death or disability) unless and until such director has completed at least five years of service following the initial grant of Restricted Stock. Under the terms of the Restricted Stock Plan, it is possible that certain current non-employee directors will not receive shares of Common Stock and that all shares of Restricted Stock will be forfeited.

     The following is a summary of the Restricted Stock Plan. For the full text containing all terms and conditions, see Exhibit II.

     Under the Restricted Stock Plan, each director of the Corporation who is not an employee or former employee of the Corporation will receive an initial grant of 200 shares of Restricted Stock on the effective date of the Restricted Stock Plan. Of the 12 directors who may be elected at the Annual Meeting, 9 are not employees or former employees of the Corporation. Accordingly, if the Restricted Stock Plan is approved, Mrs. Duke and Messrs. Alexander, Bennack, Bergethon, Feerick, Gee, Sarnoff, Torell and Wrigley will each receive an initial grant of 200 shares of Restricted Stock, for a total of 1,800 shares of Restricted Stock in the initial grant. The market value of a share of Common Stock on March 1, 1994 was $59.875. Each non-employee director who is subsequently elected to the Board will also receive a grant of 200 shares of Restricted Stock. Thereafter, each non-employee director shall be granted 200 shares of Restricted Stock for each subsequent year of board membership, up to a total not to exceed 1,000 shares for each non-employee director. A total of 25,000 shares would be available for grants under the Restricted Stock Plan. Grants of Common Stock under the Restricted Stock Plan will be in addition to, and will not replace, any cash or other compensation arrangement available to non-employee directors.

     A certificate for the shares of Common Stock granted pursuant to the Restricted Stock Plan will be issued in the name of each non-employee director, but the certificate will be held in custody by the Corporation for the director's account. The director will not be entitled to delivery of the certificate and the shares will be subject to transfer restrictions for a period (the "Restricted Period") from the date of grant until the earliest to occur of
(i) the completion of at least five years of service from the date of the initial grant of Restricted Stock under the Restricted Stock Plan or (ii) disability or death; provided however, that, if upon disability or death the director is entitled to a retirement benefit under the Corporation's Retirement Plan for Outside Directors, the Restricted Period shall be deemed not to have lapsed and all shares of Restricted Stock will be forfeited. In addition, if a non-employee director terminates service due to death or disability prior to having been granted the maximum number of shares of Restricted Stock under the Restricted Stock Plan and the director is not then eligible for a retirement benefit under the Retirement Plan for Outside Directors, then such director, or such director's beneficiary or estate, as the case may be, shall be granted additional shares of Restricted Stock which together with the shares previously granted will equal 1,000 shares of Restricted Stock. Subject to the foregoing, the director will, commencing on the date of grant, have the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock underlying a Restricted Stock grant.

     A director will forfeit all rights in the shares of Common Stock unless he or she remains a non-employee director until the end of the Restricted Period. If the director remains a member of the Board for the entire Restricted Period, the restrictions will lapse and the stock certificates will be delivered to the director.

     The Restricted Stock Plan will be administered in accordance with its terms by the Compensation and Benefits Committee of the Board of Directors (the "Committee"). The Restricted Stock Plan provides for equitable adjustments in the number of shares of Common Stock that may be granted in the event of a recapitalization or other change in the corporate structure of the Corporation or the Common Stock.

     The Restricted Stock Plan may be terminated by the Board of Directors. However, no amendment can be made without the approval of the stockholders that would (1) increase the aggregate number of shares of Common Stock that may be granted under the Restricted Stock Plan (except for the equitable adjustments referred to above) or (2) change the category of directors eligible to receive Common Stock under the Restricted Stock Plan. No termination or amendment of the Restricted Stock Plan can, without the consent of the director, impair the rights of a director with respect to shares of Common Stock granted under the Restricted Stock Plan. Furthermore, the Restricted Stock Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

     A non-employee director who does not elect to be taxed at the time of grant will not recognize taxable income upon a grant of Restricted Stock under the Restricted Stock Plan, and the Corporation will not be entitled to a deduction until the termination of the Restricted Period. Upon such termination, the director will recognize taxable ordinary income in an amount equal to the fair market value of the Common Stock at that time, and the Corporation will be entitled to a deduction in the same amount. However, a director may elect to recognize taxable ordinary income in the year the shares are granted in an amount equal to their fair market value at that time, determined without regard to the restrictions. In that event, the Corporation will be entitled to a deduction in such year in the same amount, and any gain or loss recognized by the director upon subsequent disposition of the Common Stock will be capital gain or loss. Any dividends with respect to the Restricted Stock which are paid or made available to a non-employee director (who has not elected to be taxed on the date of grant) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the director and deductible to the Corporation. If such election has been made with respect to the shares, the dividends represent ordinary dividend income to the director which are not deductible to the Corporation. If the director elects to be taxed on the Restricted Stock on the date of grant and the director subsequently forfeits the shares, the director is not entitled to a deduction as a consequence of such forfeiture and the Corporation must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

     The proposal to adopt the Restricted Stock Plan requires the concurrence of a majority of the votes cast by the holders of Common Stock and $2 Convertible Preferred Stock, voting as a single class. However, under Rule 16b-3 of the Exchange Act, abstentions will be counted as votes cast against the proposal for the purposes of tabulating the votes on this item. Broker non-votes will have no effect.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE 1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1995 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 17, 1994 in order to be considered for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Corporation and our stockholders.

     The Corporation will retain D.F. King & Co., Inc., New York, NY, to aid in the solicitation of proxies, for which such firm will be paid a fee of $17,000 plus out-of-pocket expenses and disbursements. In addition, officers and employees of the Corporation and its subsidiaries may request the return of proxies by telephone, telegram or in person, for which no additional compensation will be paid to them.

     The Annual Report of the Corporation for the year ended December 31, 1993, including financial statements, has been mailed to stockholders.

     REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM CAN BE SECURED. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ADDRESSED ENVELOPE. THE SHARES REPRESENTED BY EACH PROXY SO SIGNED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS.

                                           By Order of the Board of Directors



                                           CAROL G. EMERLING
                                           Secretary

March 17, 1994

                                                                       EXHIBIT I

                       AMERICAN HOME PRODUCTS CORPORATION
                           1993 STOCK INCENTIVE PLAN

     (AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 24, 1993 AND AS AMENDED BY THE BOARD ON NOVEMBER 18, 1993 AND ON FEBRUARY 24, 1994, SUBJECT TO APPROVAL AT THE APRIL 20, 1994 ANNUAL MEETING OF STOCKHOLDERS.)

     SECTION 1. PURPOSE. The purpose of the 1993 Stock Incentive Plan (the "Plan") is to provide favorable opportunities for officers and other key employees of American Home Products Corporation (the "Company") and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

     Pursuant to the Plan, options to purchase the Company's Common Stock and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options to purchase the Company's Common Stock shall have a term not exceeding ten years from the date of grant for non-qualified stock options as shall be determined by the Committee (hereinafter defined), and for incentive stock options as hereinafter defined for such term as shall be determined by the Committee not exceeding ten years from the date of grant (the "Option" or "Options"). Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code, or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

     It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Sections 422 and 424 of the Internal Revenue

Code and to the provisions of this Plan and shall otherwise be as determined by the Committee and, to the extent provided in the last sentence of Section 2 hereof, approved by the Board of Directors. The terms "subsidiaries" and "subsidiary corporation" shall have the meanings given to them by Section 424 of the Internal Revenue Code. All section references to the Internal Revenue Code in this Plan are intended to include any amendments or substitutions therefore in such Code subsequent to the adoption of the Plan.

     SECTION 2. ADMINISTRATION. The Plan shall be administered by the Compensation and Benefits Committee (the "Committee") consisting of three or more members of the Board of Directors of the Company each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board of Directors.

     SECTION 3. NUMBER OF SHARES. The total number of shares which may be sold or awarded under the Plan and for which Stock Appreciation Rights may be exercised shall not exceed 14,000,000 shares of the Company's Common Stock provided, however, that the total number of shares which may be sold or awarded under the Plan to any Optionee (hereinafter defined), including shares for which Stock Appreciation Rights may be exercised, shall not exceed 10% of such number. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option and shares that are part of a Restricted Stock award which are forfeited before the restrictions lapse shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Stock thereafter awarded under the Plan.

     SECTION 4. PARTICIPATION. The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries ("optionees") and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

     The aggregate fair market value of the Company's Common Stock, determined at the time of grant in accordance with the provisions of Section 5(b), with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000, or such other amount as may be permitted under the Internal Revenue Code.

     No incentive stock option shall be granted to any individual who, at the time when the option would be otherwise granted, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof.

     SECTION 5. TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each Option and each Stock Appreciation Right shall be set forth in an agreement or agreements between the Company and the optionee. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

          (a) Number of Shares. The number of shares subject to the Option.

          (b) Option Price. The option price per share, which shall not be less than 100% of the fair market value of the Company's Common Stock on the date the Option is granted. Fair market value shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Option is granted.

          (c) Date of Grant. Subject to previous directions of the Board of Directors pursuant to the last sentence of Section 2, the date of grant of an Option shall be the date when the Committee meets and awards such Option.

          (d) Payment. The full purchase price of shares purchased by exercise of the Option shall be paid upon the exercise thereof. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her. Unless the terms of an Option provide to the contrary, upon exercise, the Option Price shall be payable in cash or by delivering to the Company shares of the Company's Common Stock owned by the grantee having a fair market value (determined in accordance with Section 5(b)) at least equal to the Option Price, or a combination of such Common Stock and cash equal to the Option Price, or by delivering any other form of consideration which has been approved by the Committee; and payment of the Option Price by any such means shall be made prior to the delivery of the shares as to which the Option was exercised. Such right to deliver the Company's Common Stock in full or partial payment of the Option Price shall be limited to such frequency as the Committee shall determine in its absolute discretion.

          (e) Terms of Options. Each Option granted pursuant to the Plan shall be for the term specified in the option agreement subject to earlier termination in all cases as provided in paragraph (g) of this Section.

          (f) Exercise of Option. Except as otherwise provided in this Section 5(f), the Option may not be exercised during its applicable holding period which is the one year period commencing on the date of grant, or such other longer period as the Committee may, in its sole discretion, determine ("Holding Period"). The Committee may, in its sole discretion, set different Holding Periods for Options covered by the same grant to an optionee. However, if a person retires, becomes disabled or dies during the Holding Period with respect to an Option, such Option shall become exercisable on the person's retirement date, the date the person's disability commences or the date of the person's death, provided the person has been in the continuous employment of the Company or one or more of its subsidiaries for two years or more at the time of the person's disability or death. After the expiration of the Holding Period of the Option, the optionee may exercise the Option in full at any time or in part from time to time provided the optionee has, at the date of exercise, been in the continuous employment of the Company and/or one or more of its subsidiaries for at least two years. Notwithstanding the foregoing, no

     Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no option may be exercised unless the optionee, except as provided in paragraph (g) of this Section, is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option. Also, notwithstanding the provisions of this Section 5(f), Options which are granted by the Committee to replace shares of the Company's Common Stock used as part or all of the purchase price of other Options shall, subject to the discretion of and determination by the Committee, be exercisable less than one year from the date of the Option grant. Non-qualified stock options and incentive stock options may be exercised regardless of whether or not other Options granted to the optionee pursuant to the Plan are outstanding or whether or not other stock options granted to the optionee pursuant to any other plan are outstanding.

          (g) Termination of Options. An Option, to the extent not validly exercised, shall terminate upon the occurrence of the first of the following events:

             (i) On the date specified in the Option Agreement;

             (ii) Three years after termination of the optionee's employment by the Company or its subsidiaries due to retirement or disability during which three year period the optionee may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination;

             (iii) Three years after the date of the optionee's death during which three year period the Option may be exercised by the optionee's legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the optionee was entitled to exercise it at the time of his or her death;

             (iv) Three months after termination by the Company or one of its subsidiaries of the optionee's employment for any reason other than retirement, disability or deliberate gross misconduct during which three month period the Option may be exercised by the optionee to the extent the optionee was entitled to exercise it at the time of such termination;

             (v) Concurrently with the time of termination by the Company or one of its subsidiaries of the optionee's employment for deliberate gross misconduct (for purposes only of this subparagraph (v) an Option shall be deemed to be exercised when the optionee has received the stock certificate representing the shares for which the Option was exercised); or

             (vi) Concurrently with the time of termination by the employee of his or her employment with the Company or one of its subsidiaries for reasons other than retirement or disability.

             (vii) No options shall be exercisable after termination of employment unless the optionee shall have during the time period in which his or her Options are exercisable, (a) refrained from becoming or serving as an officer, director or employee of any individual, partnership or corporation, or the owner of a business, or a member of a partnership which conducts a business in competition with the Company or renders a service (including, without limitation, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (b) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (c) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company. If these conditions are not fulfilled, the optionee shall forfeit all rights to any unexercised Option or Stock Appreciation Right as of the date of the breach of the condition.

             (viii) Notwithstanding the provisions of subparagraphs (ii) and
        (iii) of this paragraph 5(g), an option granted under the Plan to an optionee who retires, dies or becomes disabled before this Plan is adopted by the stockholders of the Company, to the extent not validly exercised, shall terminate three years after the date the Plan is adopted by the stockholders of the Company.

     (h) Non-transferability of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall not be transferable by the optionee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall during his or her lifetime be exercisable only by the optionee.

     (i) Applicable Laws or Regulations. The Company's obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with Federal and state laws, rules and regulations.

SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) The Committee may, in its sole discretion, from time to time grant Stock Appreciation Rights to certain optionees in connection with any Option granted under this Plan and in connection with options granted under the 1990 Stock Incentive Plan and options granted under the 1985 Stock Option Plan. Stock Appreciation Rights may be granted either at the time of the grant of an Option under the Plan or at any time thereafter during the term of the Option, provided such Stock Appreciation Rights may also be granted with respect to outstanding Options under the 1990 Stock Incentive Plan and the 1985 Stock Option Plan. Stock Appreciation Rights may be granted with respect to all or part of the stock under a particular Option.

     (b) Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise, in whole or in part, of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to subparagraph (iii) of paragraph (c) of this Section 6. Stock Appreciation Rights may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

     (c) Stock Appreciation Rights shall be subject to such terms and conditions which are not inconsistent with the Plan as shall from time to time be approved by the Committee and to the following terms and conditions.

          (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

          (ii) Stock Appreciation Rights and any Options to which they relate shall in no event be exercisable during the first six months after the date of grant and such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or her or his or her guardian or legal representative.

          (iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to elect to receive therefor payment in the form of shares of Common Stock (rounded down to the next whole number so no fractional shares are issued), cash or any combination thereof in an amount equal in value to the difference between the Option Price per share and the fair market value per share of Common Stock on the date of exercise multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised, subject to any limitation on such amount which the Committee may in its discretion impose at the time of grant of the Stock Appreciation Rights. Such election as to the form of payment shall be subject to the consent of the Committee which consent or disapproval may be given at any time after the election to which it relates. The fair market value of Common Stock shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Stock Appreciation Right is exercised or if no transaction on the Consolidated Transaction Reporting System occurred on such date, then on the last preceding day on which a transaction did take place.

          (iv) Any exercise by an officer or director of Stock Appreciation Rights, as well as any election by such officer or director as to the form of payment to such officer or director (Common Stock, cash or any combination thereof), which election is subject to the consent of the Committee in its sole discretion as provided in subparagraph (iii) hereof, shall be made during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the

     Company and ending on the twelfth business day following the date of such release. For purposes hereof officer shall mean only officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. In the event that a director or officer of the Company subject to
     Section 16(b) of the Securities Exchange Act of 1934 exercises a Stock Appreciation Right for cash or stock pursuant to this Section 6 during a "window period" as provided in Rule 16(b)-3 under the Securities Exchange Act of 1934, the day on which such right is effectively exercised shall be that day, if any, during such "window period" which is designated by the Committee in its discretion for all such exercises by such individuals during such period. If no such day is designated, the day of effective exercise shall be determined in accordance with normal administrative practices of the Plan.

          (d) To the extent that Stock Appreciation Rights shall be exercised, the Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Plan under which such Options shall have been granted. Any shares of Common Stock which are not purchased due to the surrender in whole or in part of an Option pursuant to this
     Section 6 shall not be available for granting further Options under the Plan.

     SECTION 7. RESTRICTED STOCK PERFORMANCE AWARDS. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company's Common Stock or awards of units representing shares of the Company's Common Stock, up to 2,000,000 shares, to such officers and other key employees of the Company and its subsidiaries in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish ("Restricted Stock"). The terms, conditions and restrictions of any Restricted Stock award made under this Plan shall be set forth in an agreement or agreements between the Company and the recipient of the award.

          (a) Issuance of Restricted Stock. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions.

          (b) Stockholder Rights. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether or not the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.

          (c) Restriction on Transferability. None of the shares or units of a Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a recipient or, in the case of a recipient's death, to the recipient's legal representative or legatee or such other person designated by an appropriate court.

          (d) Delivery of Shares. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreement or the release from the terms, conditions and restrictions of a Restricted Stock award agreement, as determined by the Committee, the Company shall deliver, as soon as practicable, to the recipient of the award, or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate for the appropriate number of shares of the Company's Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

          (e) Forfeiture of Restricted Stock. Subject to Section 7(f), all of the restricted shares or units with respect to a Restricted Stock award shall be forfeited and all rights of the recipient with respect to such restricted shares or units shall terminate unless the recipient continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the award agreement.

          (f) Waiver of Forfeiture Period. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, disability or retirement of the recipient of the award or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate.

     SECTION 8. ADJUSTMENT IN EVENT OF CHANGE IN STOCK. In the event of stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to an outstanding Restricted Stock award; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Internal Revenue Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Optionee's proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection
(h)(3) of Section 424 of the Internal Revenue Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

     SECTION 9. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 8), without further approval of the stockholders, (i) increase the aggregate number of shares which may be sold or awarded under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Internal Revenue Code or regulations thereunder); or (iii) extend the term of the Plan or the maximum period during which any Option may be exercised. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

     SECTION 10. EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board of Directors of the Company on June 24, 1993, subject to approval by the stockholders of the Company at a meeting to be held on April 20, 1994. Neither the Plan nor any option or Stock Appreciation Right or Restricted Stock award shall become binding until the Plan is approved by a vote of the majority of the Company's outstanding stock. No option may be granted and no stock may be awarded under the Plan before June 24, 1993 nor after June 23, 2003. Options granted and stock awarded before June 24, 2003 may extend beyond the date last mentioned in accordance with their terms.

     SECTION 11. CONSTRUCTION AND CONDITIONS. The Plan and Options, Restricted Stock awards, and Stock Appreciation Rights granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such Federal law as may be applicable.

     Neither the existence of the Plan nor the grant of any Options or Stock Appreciation Rights or awards of Restricted Stock pursuant to the Plan shall create in any optionee the right to continue to be employed by the Company or its subsidiaries. Employment shall be "at will" and shall be terminable "at will" by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

                                                                      EXHIBIT II

                       AMERICAN HOME PRODUCTS CORPORATION
             1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            ------------------------
        (ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 24, 1994, SUBJECT
       TO APPROVAL AT THE APRIL 20, 1994 ANNUAL MEETING OF STOCKHOLDERS.)

                            ------------------------

     SECTION 1. PURPOSE. The purpose of the Restricted Stock Plan for Non-Employee Directors of American Home Products Corporation is to attract and retain qualified persons who are not employees or former employees of the Corporation or any of its subsidiaries or affiliates for service as members of the Board of Directors by granting such directors shares of the Company's Common Stock, which are restricted in accordance with the terms and conditions set forth below, and thereby encouraging ownership in the Company by non-employee directors.

     SECTION 2. DEFINITIONS. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meaning set forth below:

          Act: The Securities Exchange Act of 1934, as amended.

          Board Membership: The period of time during which a person serves on the Board of Directors, regardless of whether occurring before or after the Effective Date.

          Board of Directors (or Board): The Board of Directors of the Company.

          Committee: The Compensation and Benefits Committee of the Board of Directors appointed to administer the Plan in accordance with Section 7 hereof.

          Common Stock: Common Stock, par value $.33 1/3 per share, of American Home Products Corporation.

          Company: American Home Products Corporation or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

          Director: Any member of the Board of Directors.

          Disability: A medically determinable physical or mental impairment which renders a participant substantially unable to function as a Director.

          Effective Date: The date specified in Section 10 hereof.

          Eligible Director (or Non-Employee Director): Any Director who is not an employee or former employee of the Company or any of its subsidiaries or affiliates.

          Participant: Each Director to whom Restricted Stock is granted under the Plan.

          Plan: The 1994 Restricted Stock Plan for Non-Employee Directors of American Home Products Corporation.

          Restricted Period: The period of time from the date of grant of the Restricted Stock until the earliest to occur of the events described in
     Section 4(b) hereof.

          Retirement Benefit: A normal benefit payable under the Retirement
     Plan.

          Retirement Plan: The American Home Products Corporation Retirement Plan for Outside Directors, as amended.

          Restricted Stock: Common Stock granted under the Plan which is subject to restrictions in accordance with Section 4 hereof.

          Year of Board Membership: 365 consecutive days of Board Membership.

SECTION 3. ELIGIBILITY AND GRANTS.

     (a) Grants. To be eligible to participate in the Plan, a Director must not be an employee or former employee of the Company or any of its subsidiaries or affiliates. Each Eligible Director on the Effective Date of the Plan shall receive a grant of two hundred (200) shares of Restricted Stock. In addition, each person who becomes an Eligible Director for the first time after the Effective Date of the Plan shall also receive a grant of two hundred (200) shares of Restricted Stock, effective as of the date of such person's election as an Eligible Director. Thereafter, each Eligible Director shall be granted two hundred (200) shares of Restricted Stock for each subsequent Year of Board Membership, up to a maximum of one thousand (1,000) shares of Restricted Stock per Eligible Director. Notwithstanding anything to the contrary contained in this Plan, if a Participant shall terminate service as a Director due to death or Disability prior to having been granted the maximum number of shares of Restricted Stock hereunder and provided the Participant is not then eligible for a Retirement Benefit under the Retirement Plan, then such Participant, or such Participant's beneficiary or estate, as the case may be, shall be granted additional shares of Restricted Stock which together with the shares previously granted under the Plan will equal such maximum number of shares and all restrictions applicable to such shares shall lapse on the later of the date of such termination of service or six months after the date of grant. If required by the Committee, each grant of Restricted Stock shall be evidenced by a written agreement duly executed by or on behalf of the Company and the Participant.

     (b) Number of Shares. The total number of shares of Restricted Stock which may be granted under the Plan shall not exceed 25,000. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares of Restricted Stock that are forfeited before the restrictions lapse shall be available for subsequent grants of Restricted Stock under the Plan.

     (c) Non-Consecutive Terms. An Eligible Director who is elected to non-consecutive terms of Board Membership shall receive additional grants of shares of Restricted Stock at the time of such re-election to the Board and thereafter as provided in Section 3, provided that the amounts so granted, when aggregated with the number of shares of Restricted Stock previously granted to such Director with respect to which the restrictions thereon shall have lapsed, does not exceed one thousand (1,000) shares.

     SECTION 4. TERMS AND CONDITIONS OF RESTRICTED STOCK. The restrictions set forth in this section shall apply to each grant of Restricted Stock for the duration of the Restricted Period.

     (a) Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the rights to vote and to receive dividends, except that, subject to the provisions of Sections 3(a) and 4(b), the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Participant shall forfeit all shares of Restricted Stock with respect to which such restrictions do not lapse at the end of the Restricted Period. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become treasury shares of the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 6.

     (b) Events. The Restricted Period shall end upon the first to occur of the following events:

          (i) Five Years of Service. The Participant completes at least five (5) years of service from the date of the initial grant of Restricted Stock to the Participant under the Plan.

          (ii) Disability. The Participant ceases to be a Director by reason of Disability; provided, however, that if the Participant is at such time entitled to a Retirement Benefit, then the Restricted Period shall be deemed not to have lapsed. In such case, all shares of Restricted Stock will be forfeited.

          (iii) Death. The Participant ceases to be a Director by reason of death; provided, however, that if the Participant is at such time entitled to a Retirement Benefit, then the Restricted Period shall be deemed not to have lapsed. In such case, all shares of Restricted Stock will be forfeited.

     (c) Delivery of Restricted Shares: At the end of the Restricted Period as herein provided, subject to Section 3(a), a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be, subject to the withholding requirements of Section 9 hereof. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

     SECTION 5. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

     SECTION 6. ADJUSTMENTS. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares authorized to be granted hereunder.

     SECTION 7. ADMINISTRATION. The Plan shall be administered by the Compensation and Benefits Committee, consisting of three or more Directors each of whom shall be a "disinterested Director" within the meaning of Rule 16b-3 under the Act. All determinations of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee.

     SECTION 8. TERMINATION OR AMENDMENT. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 5), provided, however, that, unless otherwise required by law, the rights of a Participant with respect to shares of Restricted Stock granted prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's stockholders, no alteration or amendment may be made which would (i) increase the aggregate number of shares of Restricted Stock that may be granted under the Plan (except by operation of Section 6), or (ii) change the category of Directors eligible to receive shares of Restricted Stock under the Plan. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. The Company intends that the Plan and the grants of Restricted Stock hereunder shall comply with the conditions of Rule 16b-3 of the Act and qualify for the exemption from Section 16(b) of the Act as a "formula plan". Should any provisions hereof not be necessary in order to comply with the requirements of such Rule or should any additional provisions be necessary in order to so comply, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the Company's stockholders.

SECTION 9. MISCELLANEOUS.

     (a) Right to Re-election. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board of Directors.

     (b) Withholding of Taxes. Any taxes required to be paid by law with respect to the issuance or delivery of such shares shall be satisfied by reducing the number of shares of Common Stock otherwise deliverable to a Director.

     (c) Governing Law. This Plan shall be governed by the law of the State of Delaware and in accordance with such federal laws as may be applicable.

     (d) Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     SECTION 10. EFFECTIVE DATE. The Plan shall be submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders to be held on April 20, 1994. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.

                                 ["AHP" logo]


                             AMERICAN HOME PRODUCTS

                                  CORPORATION

                               ------------------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 1994

                              YOUR VOTE IS IMPORTANT
                     IF YOU ARE UNABLE TO ATTEND THE MEETING,
                         PLEASE DATE, SIGN AND RETURN THE
                         ACCOMPANYING PROXY CARD PROMPTLY.

                   GRAPHIC MATERIAL CROSS-REFERENCE PAGE


Graphic material that has been omitted in this electronic filing is described on pages 17 and 18 herein.

                       AMERICAN HOME PRODUCTS CORPORATION
                               5 GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

  This Proxy is Solicited on Behalf of the Board of Directors and Management

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR., and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 20, 1994 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

- - --------------------------------------------------------------------------------
  This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR
  Items 1, 2, 3 and 4.
- - --------------------------------------------------------------------------------

                (Continued and to be signed on the reverse side)

- - --------------------------------------------------------------------------------
            THE BOARD OR DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE
                           "FOR" ITEMS 1, 2, 3 AND 4.
- - --------------------------------------------------------------------------------

Item 1--Election of 12 Directors: C.L. Alexander, Jr., F.A. Bennack, Jr., K.R. Bergethon, R.G. Blount, J.W. Culligan, R.C. Duke, J.D. Feerick, E.A. Gee, R.W. Sarnoff, J.R. Stafford, J.R. Torell III and W. Wrigley

                  [ ]     FOR                   [ ] WITHHELD for
                      all nominees                  all nominees

WITHHELD for the following only, write name:
                                            ------------------------------------

Item 2--Appointment of independent public accountants

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 3--Adoption of the 1993 Stock Incentive Plan

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 4--Adoption of the 1994 Restricted Stock Plan for Non-Employee Directors

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                                        PLEASE READ OTHER SIDE

                                 Dated
                                 -----------------------------------------------

                                 Signature
                                 -----------------------------------------------

                                 Signature
                                 -----------------------------------------------

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

  This Proxy is Solicited on Behalf of the Board of Directors and Management

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR.
and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 20, 1994 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

- - --------------------------------------------------------------------------------
  This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR
  Items 1, 2, 3 and 4.
- - --------------------------------------------------------------------------------

                (Continued and to be signed on the reverse side)

   --------  -------------------  -----------                  [ ]
    COMMON    MASTER INVESTMENT    PREFERRED             OPTIONAL SECRET
                                                              PROXY

            THE BOARD OR DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE
                           "FOR" ITEMS 1, 2, 3 AND 4.

Item 1--ELECTION OF DIRECTORS:                                    WITHHELD
        Nominees:                                         FOR     FOR ALL
        C.L. Alexander, Jr., F.A. Bennack, Jr.,           [ ]       [ ]
        K.R. Bergethon, R.G. Blount,
        J.W. Culligan, R.C. Duke,
        J.D. Feerick, E.A. Gee,
        R.W. Sarnoff, J.R. Stafford,
        J.R. Torell III and W. Wrigley
WITHHELD FOR: (Write that nominee's name in the space provided below:)

- - --------------------------------------------------------------------------------

Item 2--APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 3--ADOPTION OF THE 1993 STOCK INCENTIVE PLAN

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 4--ADOPTION OF THE 1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN


Signature(s)                                      Date
            -----------------------------------       --------------------------


Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Voting Instructions to Trustee

                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940

  This Proxy is Solicited on Behalf of the Board of Directors and Management

     The undersigned hereby appoints JOHN R. STAFFORD, LOUIS L. HOYNES, JR.
and CAROL G. EMERLING and each of them proxies with power of substitution, to represent and to vote, as designated below, on behalf of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 20, 1994 and at any adjournment thereof on each of the following matters, as set forth in the Proxy Statement, and upon such other matters properly coming before the meeting.

- - --------------------------------------------------------------------------------
  This proxy when properly executed will be voted in the manner directed by the stockholder. If no direction is given, this proxy will be voted FOR
  Items 1, 2, 3 and 4.
- - --------------------------------------------------------------------------------

                (Continued and to be signed on the reverse side)

             -------------------                               [ ]
                SAVINGS PLAN                             OPTIONAL SECRET
                                                              PROXY

            THE BOARD OR DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE
                           "FOR" ITEMS 1, 2, 3 AND 4.

Item 1--ELECTION OF DIRECTORS:                                    WITHHELD
        Nominees:                                         FOR     FOR ALL
        C.L. Alexander, Jr., F.A. Bennack, Jr.,           [ ]       [ ]
        K.R. Bergethon, R.G. Blount,
        J.W. Culligan, R.C. Duke,
        J.D. Feerick, E.A. Gee,
        R.W. Sarnoff, J.R. Stafford,
        J.R. Torell III and W. Wrigley
WITHHELD FOR: (Write that nominee's name in the space provided below:)

- - --------------------------------------------------------------------------------

Item 2--APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 3--ADOPTION OF THE 1993 STOCK INCENTIVE PLAN

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

Item 4--ADOPTION OF THE 1994 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN


Signature(s)                                      Date
            -----------------------------------       --------------------------


Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.